Exhibit 10.2

REVOLVING CREDIT NOTE

$35,000,000	May 26, 2011

FOR VALUE RECEIVED, KENSEY NASH CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) on the Revolving Credit Termination Date, the principal amount of THIRTY FIVE MILLION DOLLARS ($35,000,000) or, if less, the aggregate outstanding principal under the Revolving Credit Facility extended under the Loan and Agency Agreement of even date herewith (as such agreement may be amended or modified, the “Loan Agreement”) by and among Borrower, the Lender and the other banks listed on the signature pages thereof and Wells Fargo Bank, National Association, its successors and assigns, as Administrative Agent (the “Administrative Agent”). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. This Note is one of the Revolving Credit Notes referred to in the Loan Agreement, and reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, are secured, and may be prepaid or accelerated.

Until maturity (whether by acceleration or otherwise), or the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance hereof at the rate or rates as set forth in the Loan Agreement. Subsequent to maturity or the occurrence of an Event of Default, interest shall accrue at the Default Rate. Accrued interest shall be payable at the times provided for in the Loan Agreement and if not paid when due, shall be added to the principal.

All amounts payable by the Borrower to the Lender hereunder shall be paid directly to the Administrative Agent at Suburban Philadelphia RCBO, 2240 Butler Pike, Plymouth Meeting, PA 19462 (or at such other address which the Administrative Agent shall give notice to the Borrower in accordance with the Loan Agreement) in immediately available funds.

The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New York.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

KENSEY NASH CORPORATION, a Delaware corporation

By:	/s/ Michael Celano
Name:	Michael Celano
Title:	Chief Financial Officer